EXHIBIT 10.7

OFFICE LEASE AGREEMENT

by and between

C.M. STRATPLAN, INC.,

a California corporation

(“Landlord”)

and

Spatializer Audio Laboratories, Inc.,

a Delaware corporation

(“Tenant”)

For approximately

1,288 rentable square feet

at San Jose Gateway

(“Premises”)

TABLE OF CONTENTS

1.	Parties	1

2.	Premises	1

3.	Definitions	1

4.	Lease Term	3

	A. Term	3
	B. Commencement Date	3
	C. Commencement Date Memorandum	3
	D. Tenant Delays	3
	E. Early Entry	3
	F. Termination	3

5	Rent	4

	A. Monthly Rent	4
	B. Prorations	4
	C. Periodic Adjustments	4

6.	Late Payment Charges	4

7.	Security Deposit	4

8.	Holding Over	4

9.	Tenant Improvements	5

10.	Condition of Premises	5

11.	Use of the Premises	5

	A. Tenant’s Use	5
	B. Compliance	5
	C. Toxic Material	6
	D. Transportation Systems Management	6
	E. Rules and Regulations	6

12.	Quiet Enjoyment	6

13.	Alterations	6

14.	Surrender of the Premises	7

15.	Operating Expenses	7

	A. Payment by Tenant	7
	B. Operating Expenses	7
	C. Adjustment	9
	D. Failure to Pay	9

16.	Taxes and Assessments	9

	A. Payment by Tenant	9
	B. Annual Assessments	9
	C. Taxes Levied Against Tenant’s Alterations and Personal Property	9
	D. Failure to Pay	10

17.	Utilities and Services	10

18.	Repair and Maintenance	10

	A. Premises, Building and Outside Area	10
	B Control and Reconfiguration	10
	C. Waiver	11
	D. Compliance with Governmental Regulations	11
	E. Repair Where Tenant at Fault	11

19.	Fixtures	11

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20.	Liens	11

21.	Landlord’s Right to Enter the Premises	11

22.	Signs	11

23.	Insurance	11

	A. Indemnification	12
	B. Tenant’s Insurance	12
	C. All-Risk Insurance	12
	D. Evidence of Insurance	12
	E. Co-Insurer	12
	F. Insurance Requirements	12
	G. No Limitation of Liability	13
	H. Landlord’s Disclaimer	13
	I. Increased Coverage	13

24.	Waiver of Subrogation	13

25.	Damage or Destruction	13

	A. Partial Damage — Insured	13
	B. Partial Damage — Uninsured	13
	C. Total Destruction	13
	D. Landlord’s Obligations	14
	E. Damage Near End of Term	14

26.	Condemnation	14

	A. Total Taking — Termination	14
	B. Partial Taking	14
	C. No Apportionment of Award	14
	D. Temporary Taking	14

27.	Assignment and Subletting	14

	A. Landlord’s Consent	14
	B. Information to be Furnished	15
	C. Landlord’s Alternatives	15
	D. Proration	15
	E. Executed Counterpart	15
	F. Surrender of Lease	15
	G. No Mortgages	15
	H. Effect of Default	15
	I. Permitted Transfers	15

28.	Default	16

	A. Tenant’s Default	16
	B. Remedies	16
	C. Landlord’s Default	17

29.	Subordination	17

30.	Notices	18

31.	Attorneys’ Fees	18

32.	Estoppel Certificates	18

33.	Transfer of the Project by Landlord	18

34.	Landlord’s Right to Perform Tenant’s Covenants	18

35.	Tenant’s Remedy	19

36.	Mortgagee Protection	19

37.	Brokers	19

38.	Acceptance	19

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39.	Recording	19

40.	Modifications for Lender	19

41.	Parking	19

42.	Use of “San Jose Gateway” Prohibited	20

43.	Interest	20

44.	Quitclaim	20

45.	Relocation	20

46.	General	20

	A. Captions	20
	B. Executed Copy	20
	C. Time	20
	D. Severability	20
	E. Choice of Law	20
	F. Interpretation	20
	G. Effect of Remeasurement	20
	H. Binding Effect	20
	I. Waiver	21
	J. Entire Agreement	21
	K. Authority	21
	L. Exhibits	21
	M. Counterparts	21

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OFFICE LEASE AGREEMENT

INFORMATION SHEET

(“INFORMATION SHEET”)

A. PARTIES

1. Landlord:	C.M. STRATPLAN, INC., a California corporation.

2. Tenant:	Spatializer Audio Laboratories, Inc., a Delaware corporation

B. EFFECTIVE DATE	September 14, 2004

C. BASIC LEASE PROVISIONS

1. Premises:	San Jose Gateway

a. Address:	2025 Gateway Place
San Jose, California 95110

b. Suite:	365

c. Floor:	Third

d. Total Building	One Hundred Fifty-Eight Thousand Three Hundred rentable area (approx.): Thirty-Two (158,332) rentable square feet

2. Rentable Area and Load Factor:

a. Rentable Area	One Thousand Two Hundred Eighty-Eight (1,288) rentable square feet

b. Load Factor (approx.)	14%

3. Term:	24 months

4. Estimated Commencement Date:	January 1, 2005. Landlord shall provide one (1) month and two (2) weeks of Early Occupancy.

5. Tenant’s Property Percentage:	0.81%

6. Base Rent:	Two Thousand One Hundred Twenty Five and 20/100 Dollars ($2,125.20) based on a rate of _One and 65/100 Dollars ($1.65) per rentable square foot per month for each of months one (1) through twelve (12) of the term; and

Two Thousand One Hundred Eight Nine and 60/100 Dollars ($2,189.60) based on a rate of _One and 70/100 Dollars ($1.70) per rentable square foot per month for each of months thirteen (13) through twenty four (24) of the term.

7. Security Deposit:	$2,125.20

8. Operating Expense Base Year:	2005

9. Adjustments to Rent:	Refer to Paragraph C.6 above.

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Landlord	Tenant

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10. Broker(s):	Dual Agency wherein Marne Michaels with Colliers International represents Tenant and Susan Gregory and Marne Michaels with of Colliers International represents Landlord.

11. Address for Notices:

Landlord:	C.M. Stratplan, Inc.
c/o C. M. Capital Corporation
525 University Avenue, Suite 1500
Palo Alto, California 94301

with a copy to:

Property Manager Office
2025 Gateway Place, Suite 100
San Jose, California 95110

Tenant:	Spatializer Audio Laboratories, Inc.
2025 Gateway Place, Suite 365
San Jose, CA 95110

Initials:

Landlord	Tenant

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OFFICE LEASE AGREEMENT

     1. Parties. THIS OFFICE LEASE AGREEMENT (“Lease”), effective as of the date (“Effective Date”) set forth at B of the Office Lease Agreement Information Sheet (“Information Sheet”), is entered into by and between C.M. Stratplan, Inc., a California corporation (“Landlord”), and the entity set forth in the Information Sheet at A.2. (“Tenant”).

     2. Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, a portion of that certain Building (“Building”) in the City of San Jose, County of Santa Clara, State of California containing the total rentable floor area set forth in C.2. of the Information Sheet, as more particularly shown on EXHIBIT A (“Premises”), and located at the address, and in the suite and floor, designated on the Information Sheet at C.1 of the Information Sheet, together with a right in common to the Outside Area, as defined in Paragraph 3.K., of the Property, as defined in Paragraph 3.M. Tenant’s right to use the Outside Area shall be a right in common with other tenants of the Property and is subject to the reasonable rules and regulations and changes therein from time to time promulgated by Landlord governing the use of the Outside Area.

     3. Definitions. The following initially capitalized terms shall have the following meanings when used in this Lease:

          A. Alterations. Any alterations, additions or improvements made in, on or about the Building or the Premises after the Commencement Date, including, but not limited to, lighting, heating, ventilating, air conditioning, electrical, telecommunication cabling, partitioning, drapery and carpentry installations.

          B. Building. That certain building on the Property, commonly known as 2025 Gateway Place, San Jose, California 95110, containing an aggregate rentable area in the approximate amount set forth in the Information Sheet at C.1.d.

          C. CC&R’s. The Declaration of Covenants, Conditions, Restrictions and Easements dated May 25, 1972 established by Dillingham Development Company and recorded on June 2, 1972 in Book 9862 at page 57 et. Seq., of the official records of Santa Clara County, California, as they may be amended from time to time. Tenant hereby acknowledges that it has received and read a copy of the present CC&R’s.

          D. City. The City of San Jose, State of California.

          E. Commencement Date. The Commencement Date of this Lease shall be the first day of the Lease Term determined in accordance with Paragraph 4.B.

          F. County. The County of Santa Clara, State of California.

          G. HVAC. Heating, ventilating and air conditioning.

          H. Interest Rate. Interest Rate shall have the meaning set forth in Paragraph 43.

          I. Landlord’s Agents. Landlord’s authorized agents, together with any partners and any subsidiary, parent, and affiliate corporations of Landlord, and any directors, officers, shareholders and employees of Landlord or of any such agents, partners, or subsidiary, parent or affiliate corporations.

          J. Monthly Rent. The rent payable pursuant to Paragraph 5.A., as adjusted from time to time pursuant to the terms of this Lease.

          K. Outside Area. All areas and facilities within the Property, but outside the Building, as defined in Paragraph 3.M., provided and designated by Landlord for the general use and convenience of Tenant and other tenants and occupants of the Building, including, without limitation, the parking areas, access and perimeter roads, sidewalks, landscaped areas, service areas, trash disposal facilities, and similar areas and facilities, and the exterior walls and windows of the Building, subject to the reasonable rules and regulations and changes therein from time to time promulgated by Landlord governing the use of the Outside Area.

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Landlord	Tenant

          L. Project. The Property, Building (including the Premises), and Outside Area.

          M. Property. That certain real property, described in EXHIBIT B and consisting of approximately five and seven hundred and forty-four hundredths (5.744) acres, upon which is located the Building .

          N. Real Property Taxes. Any form of assessment, license, fee, rent tax, levy, interest or penalty (if a result of Tenant’s delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (i) determined by the value or area of the Project or any part thereof (or any improvements now or hereafter made to the Project or any portion thereof by Landlord, Tenant or other tenants) or the rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Project or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Project; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Project whether or not now customary or within the contemplation of the parties; (v) assessed for the purpose of constructing or maintaining or reimbursing the cost of construction of any streets, utilities or other public improvements; (vi) surcharged against the parking area; or (vii) levied upon any personal property of Landlord, Tenant or other tenants located on or used exclusively in connection with the operation of the Project.

          O. Rent. Monthly Rent plus any other amounts payable by Tenant under this Lease.

          P. Sublet. Any assignment or transfer of any estate or interest in this Lease; any subletting or parting with or sharing of the occupation, control, or possession of the Premises, or of any part thereof or any right or privilege appurtenant thereto; allowing anyone to conduct business at or from the Premises (whether as concessionaire, franchisee, licensee, permittee, subtenant or otherwise); if Tenant is a corporation, any transfer of the effective voting control of Tenant; if Tenant is a partnership, the resignation, death or the cessation of existence of a general partner; if Tenant is composed of more than one person or entity, any purported transfer from one to one or any more of the others composing Tenant or to any other person; any other transfer by voluntary or involuntary act or by operation of law (including by merger or consolidation); or any attempt to do any of the foregoing.

          Q. Subrent. Any consideration of any kind received, or to be received, by Tenant from a subtenant if such sums are related to Tenant’s interest in this Lease or in the Premises, including, but not limited to, bonus money and payments (in excess of fair market value) for Tenant’s assets including its trade fixtures, equipment and other personal property, goodwill, general intangibles, and any capital stock or other equity ownership of Tenant.

          R. Subtenant. The person or entity with whom a Sublet agreement is proposed to be or is made.

          S. Tenant Improvements. Those certain improvements to the Premises to be constructed by Landlord pursuant to EXHIBIT C.

          T. Tenant’s Agents. Tenant’s agents, employees, officers, directors, invitees or licensees.

          U. Tenant’s Property Percentage. The percentage determined by dividing the approximate rentable square footage of the Premises by the approximate total rentable square footage of the Building. Tenant’s Property Percentage is currently agreed to be the percentage set forth in C.5. of the Information Sheet, subject to adjustment as a result of a remeasurement of the Premises and/or the Building by Landlord pursuant to Paragraph 46.G.

          V. Tenant’s Personal Property. Tenant’s trade fixtures, furniture, equipment and other personal property in the Premises.

Initials:

Landlord	Tenant

          W. Term. The term of this Lease set forth in Paragraph 4.A., as it may be extended hereunder pursuant to any options to extend granted herein or by any written amendments to or extensions of this Lease.

     4. Lease Term.

          A. Term. The Term shall be a period set forth at C.3. of the Information Sheet, commencing on the Commencement Date, as defined below, and ending 5:00 p.m. on the last day of such period, unless the Term is sooner terminated as hereinafter provided.

          B. Commencement Date. Commencement Date shall be defined to mean the earliest to occur of the following, as determined by Landlord:

               (i) the date Tenant commences occupancy of any portion of the Premises; or

               (ii) the Estimated Commencement Date specified in the Information Sheet at C.4.

     If, for any reason, Landlord cannot deliver possession of the Premises to Tenant by the Estimated Commencement Date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder; but in such case, Tenant shall not be obligated to pay any Monthly Rent hereunder, subject to the provisions contained in Paragraph 4.D., until the date that Landlord gives Tenant notice that all work for the Tenant Improvements to be constructed or performed pursuant to EXHIBIT C has been substantially completed (which date shall then be deemed the Commencement Date).

          C. Commencement Date Memorandum. When the actual Commencement Date is determined, the parties shall execute a Commencement Date Memorandum, in the form attached hereto as EXHIBIT D, setting forth the date.

          D. Tenant Delays. If the Commencement Date of this Lease has not occurred on or before the Estimated Commencement Date, and if the cause of any delay in the occurrence of the Commencement Date is attributable to Tenant, then commencing on such date as the Commencement Date would have occurred but for any delay attributable to Tenant, and continuing on the first day of each calendar month thereafter until the Commencement Date, Tenant shall pay to Landlord the Monthly Rent set forth in Paragraph 5. Payments for any partial month shall be prorated on the basis of a thirty (30) day month. Delays attributable to Tenant shall include those caused by:

               (i) Tenant’s change requests in the space plan or the Plans for Tenant Improvements attached as EXHIBIT C-1 after their approval by Landlord;

               (ii) Tenant’s failure to complete any of its own improvement work to the extent Tenant delays completion by the City of its final inspection and approval of the Tenant Improvements described in EXHIBIT C;

               (iii) Tenant’s failure to approve cost estimates if such approvals are required pursuant to EXHIBIT C; or

               (iv) Interference with Landlord’s work caused by Tenant or by Tenant’s contractors or subcontractors.

          E. Early Entry. Landlord gives permission for Tenant to enter the Premises six weeks prior to the Commencement Date for the purpose of fixturing or any other purpose permitted by Landlord, such early entry shall be at Tenant’s sole risk and subject to all the terms and provisions hereof, except for the payment of Monthly Rent which shall commence on the date set forth in Paragraph 4.B. Landlord shall have the right to impose such additional conditions on Tenant’s early entry as Landlord shall deem appropriate.

          F. Termination. Either party, at its option, may terminate this Lease by giving written notice of its election to terminate to the other party if the Commencement Date has not occurred on or before one hundred twenty (120) days after the Estimated Commencement Date specified in the Information Sheet at C.4. through no fault of the terminating party.

Initials:

Landlord	Tenant

     5. Rent.

          A. Monthly Rent. In advance, on or before the first day of each calendar month, without prior notice or demand, deduction or offset, Tenant shall pay monthly rent (“Monthly Rent”) to Landlord, in lawful money of the United States at the Office of the Property Manager specified in the Information Sheet at C.11., or to such other place or person as Landlord may designate in the manner set forth in Paragraph 30. Monthly Rent shall consist of the sum of the following:

               (i) Base Rent. Base Rent (“Base Rent”) in the amount specified at C.6. of the Information Sheet (subject to adjustment as provided for at C.9 of the Information Sheet); and

               (ii) Monthly Operating Expense Reimbursement. Monthly Operating Expense Reimbursement (“Monthly Operating Expense Reimbursement”) equal to one twelfth (1/12) of Tenant’s Property Percentage of the amount by which Landlord’s estimate of the Operating Expenses for the relevant calendar year of the Term exceed the Base Year Operating Expenses, as such terms are defined in Paragraph 15.

          B. Prorations. If the Commencement Date is not the first (1st) day of a month, or if the termination date is not the last day of a month, a prorated monthly installment based on a thirty (30) day month shall be paid for the fractional month during which this Lease commences or terminates.

     6. Late Payment Charges. TENANT ACKNOWLEDGES THAT LATE PAYMENT BY TENANT TO LANDLORD OF RENT AND OTHER CHARGES PROVIDED FOR UNDER THIS LEASE WILL CAUSE LANDLORD TO INCUR COSTS NOT CONTEMPLATED BY THIS LEASE, THE EXACT AMOUNT OF SUCH COSTS BEING EXTREMELY DIFFICULT OR IMPRACTICABLE TO FIX. THEREFORE, IF ANY INSTALLMENT OF RENT OR ANY OTHER CHARGE DUE FROM TENANT IS NOT RECEIVED BY LANDLORD WITHIN FIVE DAYS OF THE DATE DUE, TENANT SHALL PAY TO LANDLORD AN ADDITIONAL SUM EQUAL TO FIVE PERCENT (5%) OF THE AMOUNT OVERDUE AS A LATE CHARGE. THE PARTIES AGREE THAT THIS LATE CHARGE REPRESENTS A FAIR AND REASONABLE ESTIMATE OF THE COSTS THAT LANDLORD WILL INCUR BY REASON OF THE LATE PAYMENT BY TENANT. SUCH LATE CHARGE SHALL BE IN ADDITION TO, AND NOT IN LIEU OF, ANY INTEREST THAT MAY ACCRUE ON ANY SUCH OVERDUE AMOUNT PURSUANT TO THE PROVISIONS OF PARAGRAPH 43.

Initials:

Landlord	Tenant

     7. Security Deposit. By execution hereof, Landlord acknowledges receipt of the sum set forth at C.7. of the Information Sheet from Tenant, as security for the faithful performance by Tenant of all of the terms and conditions of this Lease to be kept and performed by Tenant during the term hereof (“Security Deposit”). The Security Deposit shall secure Tenant’s obligations hereunder to pay rent and all other sums due to Landlord hereunder, to maintain the Premises and repair damages thereto as provided in this Lease, to surrender the Premises to Landlord in clean condition and good repair upon termination of this Lease and timely to discharge Tenant’s other obligations hereunder. Landlord may use and commingle the Security Deposit with other funds of Landlord. If Tenant fails to perform its obligations hereunder, then Landlord may, but without any obligation so to do, apply all or any portion of the Security Deposit toward fulfillment of Tenant’s unperformed obligations. If Landlord does so apply any portion of the Security Deposit, Tenant, upon demand by Landlord, shall immediately pay to Landlord a sufficient amount in cash to restore the Security Deposit to its full original amount. On termination of this Lease, if Tenant has then fully performed all its obligations hereunder, Landlord shall return the Security Deposit to Tenant. If Landlord, prior to the expiration of the term of this Lease, sells or otherwise transfers Landlord’s rights or interest under this Lease, Landlord may deliver the Security Deposit to the transferee, whereupon, Landlord shall have no further liability to Tenant concerning the Security Deposit.

     8. Holding Over. If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the consent of Landlord, such tenancy shall be from month-to-month only and not a renewal hereof or any extension for any further term, and in such case, Base Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Rent paid during the last

Initials:

Landlord	Tenant

month of the Term and all other sums due hereunder shall be payable in the amount and at the time applicable at the time of expiration and at the time specified in this Lease and such month-to-month tenancy shall be subject to every other term, covenant and agreement of this Lease.

     9. Tenant Improvements. Landlord and Tenant agree to the terms and procedures for the planning, construction and funding of the construction of the Tenant Improvements as set forth in EXHIBIT C.

     10. Condition of Premises. Within ten (10) days after the Commencement Date, Tenant and Landlord shall conduct a walk- through inspection of the Premises with Landlord and jointly prepare and sign a final punch-list of items needing additional work by Landlord. Other than the items specified in the punch-list, by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in “As Is” condition as improved with the Tenant Improvements in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. The punch-list to be prepared by Tenant shall not include any damage to the Premises caused by Tenant’s move-in, which damage shall be repaired or corrected by Tenant, at its expense. Tenant acknowledges that neither Landlord nor Landlord’s Agents have made any representations or warranties as to the suitability or fitness of the Premises or any other part of the Project (including, without limitation, the interbuilding network cabling) for the conduct of Tenant’s business or for any other purpose, nor has Landlord or Landlord’s Agents agreed to undertake any Alterations or construct any Tenant Improvements to the Premises except as expressly provided in this Lease. If Tenant fails to submit a punch-list to Landlord within the ten (10) day period, it shall be deemed that there are no items needing additional work or repair. Landlord’s contractor shall complete all reasonable punch-list items within thirty (30) days after the walk-through inspection or as soon as practicable thereafter. Upon Landlord or Landlord’s contractor’s indication to Tenant of the completion of such punch-list items, Tenant shall acknowledge the completion of such items in writing to Landlord. If Tenant fails either to so acknowledge the completion of such items within seven (7) days of such stated completion or within such seven day period to specify in writing to Landlord in reasonable detail any such previously listed punch-list items that remain uncompleted, all such items shall be deemed approved by Tenant.

     11. Use of the Premises.

          A. Tenant’s Use. Tenant shall use the Premises solely for general office purposes and shall not use the Premises for any other purpose without obtaining the prior written consent of Landlord. Tenant agrees that the Property is subject and this Lease is subordinate to the CC&R’s. Tenant acknowledges that it has read the CC&R’s and knows the contents thereof. Throughout the Term, Tenant shall faithfully and timely perform and comply with the CC&R’s and any modification or amendments thereof. Tenant shall comply with all duly adopted rules, regulations and restrictions as may be adopted from time to time by any committee established pursuant to the CC&Rs (“Association”). Any periodic or special dues or Outside Area assessments of the Association shall be included within the definition of Operating Expenses pursuant to Paragraph 15.B. and Tenant shall pay Tenant’s Property Percentage of such amounts over the Base Year amounts as further set forth in Paragraph 15. Tenant shall defend, indemnify and hold Landlord, and Landlord’s Agents free and harmless from and against any claim, loss, liability, expense or damage, including attorneys’ fees and costs, arising out of the actual or asserted failure of Tenant to perform or comply with the CC&R’s. Tenant shall not permit or make any use of the Premises which will increase the existing rate of insurance upon the Project, or cause the cancellation of any insurance policy covering the Project, or any part thereof. If the existing rate of insurance shall be increased or any insurance policy covering the Project canceled as a result of Tenant’s or Tenant’s Agent’s acts or omissions, then Landlord, in addition to such remedies as Landlord may have under this Lease or pursuant to law or equity, shall be entitled to reimbursement from Tenant upon written demand therefor for the entire amount of said increase or any additional amount which must be paid for a new insurance policy.

          B. Compliance. Tenant shall not use the Project or suffer or permit Tenant’s Agents to do anything in or about the Project in conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of duly constituted public authorities now in force or which may hereafter be in force, or the requirements of the Board of Fire Underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Project. Tenant shall continuously and uninterruptedly conduct its business in the Premises during the Term and shall not vacate or abandon the Premises. Tenant shall not commit any public or private nuisance or any other act or practice which might or would disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby properties. Tenant shall place no loads upon the floors,

Initials:

Landlord	Tenant

walls or ceilings in excess of the maximum designed load determined by Landlord or which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow such to remain outside the Building proper, except in the enclosed trash areas provided. Tenant shall not store or permit to be stored or otherwise placed any material of any nature whatsoever outside the Building. If as a result of any use or change in use of the Premises by Tenant or any Alteration made to the Premises by or on behalf of Tenant, any alterations are required to the Premises, the Building or the Project (including, but not limited to, the Americans with Disabilities Act, and any state or local building, fire or safety codes, ordinances or regulations), Tenant shall be responsible for the same (or at the election of Landlord, for reimbursing Landlord for the cost of performing the same).

          C. Toxic Material. Tenant, at its sole cost, shall comply with and cause Tenant’s Agents to comply with all laws relating to the storage, use and disposal of hazardous, toxic or radioactive matter, including those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30 (“Title 22”) as they may be amended from time to time (collectively, “Toxic Materials”). If Tenant or Tenant’s Agents desire to store, use or dispose of any Toxic Materials in, on or about the Premises (other than the storage and use of reasonable quantities of customary office supplies), Tenant shall first request and obtain Landlord’s approval to such proposed storage, use or disposal in writing, which request must be made at least ten (10) days prior to the storage, use or disposal thereof in, on or about the Premises. Whether or not Landlord is aware or approves of the storage, use or disposal of any Toxic Material by Tenant or Tenant’s Agents, Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord and Landlord’s Agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with the storage, use, generation, transportation, disposal or release of Toxic Materials by Tenant or Tenant’s Agents, including without limitation, any such claims, costs, damages and liabilities (including attorneys’ fees and costs) arising out of or in connection with any investigation, testing, remediation, removal, clean-up and/or restoration services, work, materials and equipment necessary to return the Premises and any other property of whatever nature to their condition existing prior to the storage, use, generation, transportation, disposal or release of Toxic Materials by Tenant or Tenant’s Agents in, on or about the Premises or the Project, and to otherwise satisfactorily investigate and remediate the contamination arising therefrom to the satisfaction of Landlord and all governmental authorities. If at any time during or after the term of this Lease, as it may be extended, Tenant becomes aware of any injury, investigation, administrative proceeding, or judicial proceeding regarding the storage, use or disposition of any Toxic Materials by Tenant or Tenant’s Agents on or about the Premises or the Project, Tenant shall within five (5) days after first learning of such injury, investigation or proceeding give Landlord written notice advising Landlord of same.

          D. Transportation Systems Management. Tenant shall comply with the requirements of the City or County mandated parking or transportation systems management ordinances.

          E. Rules and Regulations. The Rules and Regulations for the Project in effect as of the Effective Date are attached hereto as EXHIBIT E. Landlord reserves the right to adopt or amend the Rules and Regulations from time to time in its reasonable discretion. Tenant agrees that Tenant, its employees and agents and, to the extent Tenant can require the same, its invitees and others over whom Tenant can reasonably be expected to exercise control, shall observe and perform the Rules and Regulations as they may be amended or adopted. A breach of the Rules and Regulations by Tenant or such persons shall constitute a default under this Lease as if the Rules or Regulations were contained in this Lease as covenants of the Tenant. Tenant acknowledges that Landlord has no obligation to enforce, and shall have no liability for non-enforcement of, the Rules and Regulations. The Rules and Regulations shall be consistent with the terms of the Lease.

     12. Quiet Enjoyment. Landlord covenants that Tenant, upon performing the terms, covenants and conditions of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

     13. Alterations. Tenant shall not make or permit any Alterations in, on or about the Premises without the prior written consent of Landlord, and according to plans and specifications approved in writing by Landlord, which consent shall not be unreasonably withheld. Landlord, at its sole option, may, however, require as a condition to the granting of any such consent, that Tenant provide to Landlord, at Tenant’s sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1 1/2) times any and all estimated costs of any intended improvements to the Premises, to insure Landlord against any liability for mechanics’ and materialmen’s liens and to insure completion of the work. Tenant shall, at its sole cost and expense, obtain all necessary permits and governmental

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inspections and approvals required in connection with any Alterations. All Alterations shall be installed at Tenant’s sole expense, in compliance with all applicable laws (including, but not limited to, The Americans With Disabilities Act, and any state or local building, fire or safety codes, ordinances or regulations), the Rules and Regulations and the CC&R’s, by a licensed contractor reasonably acceptable to Landlord, shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of the Project. In the event that any Alteration made by Tenant necessitates the making of other alterations to the interior or exterior of the Building, the Outside Area or elsewhere within the Project for purposes of complying with applicable laws (including, but not limited to, The Americans With Disabilities Act, and any state or local building, fire or safety codes, ordinances or regulations), Tenant shall undertake such additional alterations at its sole cost and expense or shall, at Landlord’s option, reimburse Landlord for the cost and expenses incurred with respect to such additional alterations required for purposes of complying with applicable law as a result of Tenant’s Alterations. All Alterations made by Tenant shall be and become the property of Landlord upon installation and shall not be deemed Tenant’s Personal Property; provided, however, that Landlord may, at its option, require that Tenant, at Tenant’s expense, remove any or all Alterations installed by Tenant and return the Premises to their condition as of the Commencement Date of this Lease, normal wear and tear excepted and subject to the provisions of Paragraph 25. Notwithstanding any other provisions of this Lease, Tenant shall be solely responsible for the maintenance and repair of any and all Alterations made by it to the Premises. Tenant shall give Landlord written notice of Tenant’s intention to perform any work on the Premises at least twenty (20) days prior to the commencement of such work to enable Landlord to post and record an appropriate Notice of Nonresponsibility or other notice deemed proper before the commencement of any such work.

     14. Surrender of the Premises. Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and fire or other insured casualty for which Tenant is not otherwise obligated under the provisions of Paragraph 18. to repair excepted, with all interior areas cleaned. Tenant shall prior to the expiration or termination of the Term remove from the Premises all of Tenant’s Alterations required to be removed pursuant to Paragraph 13., and all Tenant’s Personal Property and repair any damage and perform any restoration work caused or necessitated by any such removal. If Tenant fails to remove such Alterations and Tenant’s Personal Property, and such failure continues after the termination of this Lease, Landlord may retain such property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such property in public storage for Tenant’s account. Tenant shall be liable to Landlord for costs of removal of any such Alterations and Tenant’s Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord until paid.

     15. Operating Expenses.

          A. Payment by Tenant. During the term of this Lease, Tenant shall pay to Landlord, as rent on a monthly basis as set forth in Paragraph 5.A., one-twelfth (1/12) of Tenant’s Property Percentage of the amount by which Landlord’s estimate of the Operating Expenses for each calendar year during the Term (after the Base Year) are estimated by Landlord to exceed the Operating Expenses incurred by Landlord for the Base Year, as such Base Year is specified at C.8. of the Information Sheet (“Base Year Operating Expenses”).

          B. Operating Expenses. The term “Operating Expenses” shall mean all expenses, costs and disbursements (but not capital investment items except as otherwise expressly provided below, or specific costs especially billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, maintenance, repair or operation of the Project and such additional building or Outside Area facilities in subsequent years as may be determined by Landlord to be necessary or appropriate. Operating Expenses shall include, but not be limited to, the following:

               (i) Wages and salaries of all employees engaged in the operation, maintenance and security of the Project, including taxes, insurance and benefits relating thereto; and the rental cost and overhead of any office and storage space used to provide such services;

               (ii) All supplies and materials used in operation, repair and maintenance of the Project;

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               (iii) Cost of all utilities, including surcharges, for the Project, including the cost of water, sewer, gas, power, heating, lighting, air conditioning and ventilating for the Project;

               (iv) Cost of all maintenance and service agreements for the Project and the equipment thereon, including but not limited to, security and energy management services, window cleaning, floor waxing, elevator maintenance, janitorial service, engineers, gardeners, and trash removal services;

               (v) Cost of all insurance which Landlord or Landlord’s lender deems necessary or appropriate for the Project such as the cost of “All-Risk” property insurance including, at Landlord’s option, earthquake and flood coverage, insurance against loss of rents on an “All-Risk” basis, and a lender’s loss payable endorsement in favor of any lenders with respect to the Project, and naming Landlord and such lenders as insureds; and casualty and liability insurance applicable to the Building, Property and Outside Area and Landlord’s personal property used in connection therewith, naming Landlord and Landlord’s Agents as named or additional insureds;

               (vi) Cost of repairs and general maintenance (excluding repairs and general maintenance to the extent then paid by proceeds of insurance or other third parties);

               (vii) A five percent (5%) management fee for the management of the Project (which management may be provided either by Landlord, affiliates of Landlord and/or by third parties) (the “Management Fee”);

               (viii) The costs of any additional services not provided to the Project at the Commencement Date but thereafter provided by Landlord in its management of the Building, Property or Outside Area;

               (ix) The cost of any capital improvements (including interest) made to the Project after September 1, 1997 that are intended to reduce other Operating Expenses or are required under any governmental law or regulation, or which enhance in any material respect the general appearance or use of the Project or any portion thereof, such cost thereof to be amortized with interest at a reasonable rate over the period Landlord reasonably determines to be the useful life of the capital improvement, consistent with applicable governmental requirements and generally accepted accounting principles;

               (x) Real property taxes, as that term is defined in Paragraph 16;

               (xi) Assessments, dues and other amounts payable pursuant to the CC&R’s, including any and all assessments and dues of the Association; provided, however, that Landlord may elect that Tenant pay directly any such assessments or dues relating to any particular uses of the Project made by Tenant or arising out of any actions of Tenant or Tenant’s Agents; and

               (xii) Maintenance and repair costs for interbuilding network cabling.

     The cost of additional or extraordinary services provided to Tenant and not paid or payable by Tenant pursuant to other provisions of this Lease shall be payable by Tenant and may be included by Landlord as part of the Operating Expenses payable by Tenant on a monthly basis or may be billed to Tenant separately, in a lump sum, as Landlord shall elect.

     Operating Expenses shall not include:

          (a) the cost of any additional or extraordinary services provided to other tenants of the Building;

          (b) costs paid for directly by Tenant;

          (c) principal and interest payments on loans secured by deeds of trust recorded against the Project;

          (d) real estate sales or leasing brokerage commissions; or

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          (e) executive salaries of off-site personnel employed by Landlord except for the charge (or pro rata share) of the manager of the Project (which manager’s salary is not included within the Management Fee).

          C. Adjustment.

               (i) Projected Increases. Prior to or at any time after the commencement of each calendar year during the Term following the Base Year, Landlord may provide Tenant with notice of Landlord’s estimate of the amount by which the then current year’s Operating Expenses are projected, if at all, to exceed the Base Year Operating Expenses (the “Projected Increase in Operating Expenses”). Tenant shall thereafter during such year pay adjusted Monthly Rent which shall include as the Monthly Operating Expense Reimbursement an amount equal to one-twelfth (1/12) of Tenant’s Property Percentage multiplied by any Projected Increase in Operating Expenses.

               (ii) Accounting. Within ninety (90) days (or as soon thereafter as possible) after the close of each calendar year after the Base Year, Landlord shall provide Tenant a statement of (a) such year’s actual Operating Expenses, (b) the Base Year Operating Expenses, (c) the amount, if any, by which the actual Operating Expenses exceed the Base Year Operating Expenses (the “Actual Increase in Operating Expenses”), (d) the amount equating to Tenant’s Property Percentage of any Actual Increase in Operating Expenses and (e) the sum of any amounts theretofore paid by Tenant as Monthly Operating Expense Reimbursements pursuant to Paragraph 5.A. with respect to such year. If the amount set forth in clause (d) above exceeds the amount set forth in clause (e) above, Tenant shall pay the amount of such excess to Landlord within ten (10) days of receipt of such statement, which obligation shall survive the expiration or earlier termination of its Term of the Lease. If the amount set forth in clause (e) above exceeds the amount set forth in clause (d) above, Landlord shall credit the amount of such excess against the next accruing payment(s) of Monthly Operating Expense Reimbursements or reimburse Tenant for same if this Lease has terminated prior to the date such determination is made.

               (iii) Proration. Tenant’s liability to pay Tenant’s Property Percentage of Operating Expenses in excess of Base Year Operating Expenses shall be prorated on the basis of a 365-day year to account for any fractional portion of a year included at the commencement or expiration of the term of this Lease.

               (iv) Not Fully Occupied. Notwithstanding any other provision to the contrary, it is agreed that if the Building, in total, is less than ninety-five percent (95%) occupied during all or any portion of any calendar year, an adjustment shall be made in calculating the Operating Expenses for the Project for such year so that Tenant’s Percentage of Operating Expenses in excess of the Base Year Operating Expenses shall be equivalent to the Operating Expenses calculated as though the Building, in total, had been ninety-five percent (95%) occupied during the entirety of such year.

               (v) Survival. Landlord and Tenant’s obligation to pay for or credit any increase or decrease in payments pursuant to this Paragraph shall survive the expiration or termination of the Term of this Lease.

          D. Failure to Pay. Failure of Tenant to pay any of the charges required to be paid under this Paragraph 15. shall constitute a breach of this Lease and Landlord’s remedies shall be as specified in Paragraph 28.B.

     16. Taxes and Assessments.

          A. Payment by Tenant. Except as provided for in Paragraph 16.C., Real Property Taxes for the Project shall be included within Operating Expenses pursuant to Paragraph 15.B.

          B. Annual Assessments. With respect to any taxes or assessments which may be levied against or upon the Project, or which under the laws then in force may be evidenced by improvement or other bonds or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and interest due thereon shall be included within the computation of the annual taxes and assessments levied against the Project.

          C. Taxes Levied Against Tenant’s Alterations and Personal Property. In addition to Tenant’s obligation to pay its Property Percentage of Operating Expenses over Base Year Operating Expenses as provided in Paragraphs 15. and 16.A., (i) Tenant shall be responsible for and shall

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pay to the taxing authority prior to delinquency to the extent Tenant is billed directly, all Real Property Taxes assessed with respect to or against Tenant, or any Alterations, improvements, fixtures, equipment, facilities, furniture or other Personal Property owned by Tenant or placed, installed or located within, upon or about the Premises by Tenant or at Tenant’s direction (collectively “Personal Property Taxes”), and (ii) to the extent any Personal Property Taxes are billed to Landlord and Landlord elects not to include such Personal Property Taxes in Operating Expenses, Tenant shall be responsible for and shall pay to Landlord within ten (10) days after notice from Landlord, the amount of such Personal Property Taxes so billed to Landlord. Tenant shall provide Landlord with evidence of Tenant’s payment of the same upon Landlord’s request.

          D. Failure to Pay. Failure of Tenant to pay any of the charges required to be paid under this Paragraph 16. shall constitute a breach of this Lease and Landlord’s remedies shall be as specified in Paragraph 28.B.

     17. Utilities and Services. Landlord agrees to provide the utilities and services to the Premises on the terms more specifically set forth in EXHIBIT F. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises. Tenant shall be responsible for payment of all utility and other services provided during other than normal business hours for the Building, as reasonably determined by Landlord.

     18. Repair and Maintenance.

          A. Premises, Building and Outside Area.

               (i) Maintenance and Repair. Except as provided in this subparagraph (i), Tenant, at all times during the Term and at Tenant’s sole cost and expense, shall keep the Premises and every part thereof (including all fixtures and equipment located therein or exclusively servicing the Premises) in good condition and repair, normal wear and tear and damage for which Landlord is otherwise required to repair pursuant to Paragraph 25 of this Lease excepted. Landlord shall be responsible for maintaining and repairing (a) the structural parts of the Building, which structural parts include only the foundation, roof and subflooring of the Premises, the basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord, and (b) the Outside Area, except for any damage to Premises, Building or Outside Area caused by the negligence or willful acts or omissions of Tenant or of Tenant’s Agents, or by reason of the failure of Tenant to perform or comply with any terms, conditions or covenants in this Lease, or caused by Alterations made by Tenant or by Tenant’s Agents, which shall be Tenant’s responsibility. Except as otherwise provided in Paragraph 15.B., all costs of repair and maintenance of the Project shall be included in Operating Expenses.

               (ii) Notice of Repairs Needed. Landlord shall not be liable for any failure to make any of the repairs or to perform any maintenance unless the failure shall persist for an unreasonable time after written notice of the need of the repairs or maintenance is given to Landlord by Tenant.

               (iii) No Abatement. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to, or maintenance of, any portion of the Project, or any fixtures, appurtenances and equipment therein.

          B. Control and Reconfiguration. Landlord shall at all times have exclusive control of the Building (other than the Premises) and the Outside Area and may at any time temporarily close any part thereof and exclude and restrain anyone from any part thereof, and may change the design configuration or location of the Building or the Outside Area. In exercising any such rights, Landlord shall make a reasonable effort to minimize any disruption of Tenant’s business. Landlord shall have the right to reconfigure the parking area and ingress to and egress from the parking area, and to modify the directional flow of traffic in the parking area. Landlord shall further have the right to enter upon the Premises, upon the giving of the notice provided in Paragraph 21., for the purpose of installing, maintaining, repairing, adjusting and making connections to any utilities (including but not limited to plumbing, HVAC, electrical, telephone, cable TV, and computer wiring) serving the Premises or other spaces in the Building or for gaining access to the structural portions of the Building and making alterations thereto for the benefit of Tenant, Landlord or other occupants of the Building.

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          C. Waiver. Tenant waives the provisions of all laws, statutes or ordinances, including Sections 1932(1), 1932(2), 1933(4), 1941 and 1942 of the California Civil Code and any similar or successor law, which might now or at any time hereafter otherwise afford Tenant any right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

          D. Compliance with Governmental Regulations. Tenant shall, at its cost comply with, including the making by Tenant of any Alteration to the Premises, all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities (including, state municipal, county and federal governments and their departments, bureaus, boards and officials) arising from the use or occupancy of, or applicable to, the Project or privileges appurtenant thereto (including, but not limited to, The Americans With Disabilities Act, and any state or local building, fire or safety codes, ordinances or regulations).

          E. Repair Where Tenant at Fault. If all or part of the Project or the Premises requires repair or becomes damaged or destroyed through any act or omission of Tenant or Tenant’s Agents, Landlord may effect the necessary alterations, replacements or repairs at Tenant’s cost.

     19. Fixtures. Tenant shall, at its own expense, provide, install and maintain in good condition all trade fixtures and equipment required in the conduct of its business in the Premises. All fixtures and improvements, other than Tenant’s trade fixtures and equipment, which are installed or constructed upon or attached to the Premises by either Landlord or Tenant shall become a part of the realty and belong to Landlord. If Tenant is not then in default, Tenant may, at the termination of this Lease, or at any other time, remove from the Premises all trade fixtures, equipment and other personal property not permanently affixed to the Premises. Upon removal, Tenant shall restore the Premises to its original condition at the time of occupancy, normal wear and tear excepted. Tenant shall place a floor mat of sufficient strength under each desk chair to protect the carpeting and shall be responsible for any damage to the carpet for failure to do so.

     20. Liens. Tenant shall keep the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and shall defend, indemnify and hold the Project, Landlord and Landlord’s Agents free and harmless from and against any lien, claim, cause of action, loss, liability, damage or expense, including attorneys’ fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond acceptable to Landlord within ten (10) days after written request by Landlord. If Tenant fails to so remove any such lien within the prescribed ten (10) day period, then Landlord may do so and Tenant shall reimburse Landlord upon demand. Such reimbursement shall include all sums incurred by Landlord including Landlord’s reasonable attorneys’ fees, with interest thereon at the Interest Rate.

     21. Landlord’s Right to Enter the Premises. Tenant shall permit Landlord and its Agents to enter the Premises at all reasonable times to inspect the Premises, to post Notices of Nonresponsibility and similar notices, “For Sale” signs, to show the Premises to interested parties such as prospective lenders and purchasers, to make repairs or alterations to the Premises or the Building and any utility system located therein, to discharge Tenant’s obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time within one hundred eighty (180) days prior to the expiration of the Term, to place upon the Premises ordinary “For Lease” signs and to show the Premises to prospective tenants. The above rights are subject to reasonable security regulations of Tenant, and to the fact that Landlord shall seek to exercise its rights in a manner so as to minimize interference with Tenant’s business.

     22. Signs. Subject to receipt of the necessary approvals of the City, Landlord shall provide for Tenant a listing (to a maximum of four (4) lines) in the Building directory and a sign adjacent to the main entrance of the Premises within the Building. Except as provided in EXHIBIT C hereto, Tenant shall have no right to maintain Tenant identification signs in any other location in, on or about the Project and shall not display or erect any other Tenant identification sign, display or other advertising material that is visible from the exterior of the Building without Landlord’s prior written consent which may be withheld in Landlord’s sole discretion; all signage displayed, installed or erected by or on behalf of Tenant shall conform to all signage criteria, from time to time, adopted by Landlord.

     23. Insurance.

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          A. Indemnification. Tenant shall protect, defend, indemnify and hold Landlord and Landlord’s Agents free and harmless from and against any and all damage, loss, liability or expense including, without limitation, attorneys’ fees, expert witness fees and legal costs suffered directly or by reason of any claim, cause of action, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to (i) injury or damage occurring upon the Premises, (ii) the use or occupancy of the Project or any part thereof and adjacent areas by the Tenant, (iii) the acts or omissions of the Tenant, its agents or employees or any contractors brought onto the Project by Tenant, except to the extent caused solely by the gross negligence or willful misconduct of Landlord or Landlord’s Agents. Tenant agrees that the indemnity obligations assumed herein and in other provisions of this Lease shall survive the expiration or earlier termination of the Term of this Lease.

          B. Tenant’s Insurance. Tenant shall maintain in full force and effect at all times during the Term (including any extension(s)), at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance issued by a responsible carrier or carriers, acceptable to Landlord, which afford the following coverages:

               (i) Worker’s Compensation — In accordance with state law.

               (ii) Commercial general liability insurance in an amount not less than Two Million and no/100ths Dollars ($2,000,000.00) combined single limit for both bodily injury and property damage which includes blanket contractual liability, broad form property damage, personal injury, completed operations, and products liability naming Landlord as an additional insured.

               (iii) “All Risk” property insurance (including, without limitation, vandalism, malicious mischief, inflation endorsement, and sprinkler leakage endorsement) on Tenant’s Personal Property located on or in the Premises together with any improvement or Alteration for which Landlord is not obligated to repair pursuant to Paragraph 25.D. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise.

          C. All-Risk Insurance. During the Term Landlord shall maintain “All Risk” property insurance (including, at Landlord’s option, inflation endorsement, sprinkler leakage endorsement, and earthquake and flood coverage) on the Project, excluding coverage of all Tenant’s Personal Property located on or in the Premises, but including the Tenant Improvements. At Landlord’s option, the coverage shall also include insurance against loss of rents on an “All Risk” basis, including flood, in an amount equal to the Monthly Rent, and any other sums payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall name Landlord as a named insured and may at Landlord’s option include Landlord’s Agents as named insureds and lender’s loss payable endorsement(s) in favor of lenders with respect to the Property. The insurance premiums, including the premiums resulting from increases in the valuation of the Project shall be included in Operating Expenses.

          D. Evidence of Insurance. Tenant shall deliver to Landlord, at least thirty (30) days prior to the time the insurance first is required to be carried by Tenant, written evidence of the insurance for the coverage specified in Paragraph 23.B., with the limits not less than those specified therein. The written evidence shall include a statement providing for written notification to Landlord by the insurer not less than thirty (30) days prior to cancellation or reduction of any required coverage.

          E. Co-Insurer. If, on account of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then, any loss or damage Landlord shall sustain by reason thereof, including attorneys’ fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

          F. Insurance Requirements. All insurance shall be in a form satisfactory to Landlord. All policies required by Paragraph 23.B. shall be carried with companies that have a general policy holder’s rating of not less than “A” and a financial rating of not less than Class “X” in the most current edition of Best’s Insurance Reports. All policies required by Paragraph 23.B. shall provide that the policies shall not be subject to material alteration or cancellation except after at least thirty (30) days’ prior written notice to Landlord, and they shall be primary as to Landlord. If Tenant fails to procure and maintain the insurance required hereunder, Landlord may, but shall not be required to, order such insurance at Tenant’s expense and Tenant shall reimburse Landlord. Such reimbursement shall include

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all sums incurred by Landlord, including reasonable attorneys’ fees, with interest thereon at the Interest Rate.

          G. No Limitation of Liability. Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant or Landlord, and in the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide, at its own expense, such additional insurance as Tenant deems adequate.

          H. Landlord’s Disclaimer. Landlord and Landlord’s Agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Project, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or whatsoever, unless caused by or due to the gross negligence or willful misconduct of Landlord. Landlord and Landlord’s Agents shall not be liable for interference with the light, air, or any latent defect in the Project. In no event whatsoever shall Landlord be liable for losses attributable to interruption of telephone services. Tenant shall give prompt written notice to Landlord in the case of a casualty, accident or repair needed in the Project.

          I. Increased Coverage. Upon demand, Tenant shall provide Landlord, at Tenant’s expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord’s lender may reasonably require, to afford Landlord and Landlord’s lender adequate protection.

     24. Waiver of Subrogation. Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss and damage occasioned to such waiving party for its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policies which may be in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.

     25. Damage or Destruction.

          A. Partial Damage — Insured. If the Premises are damaged by any casualty which is covered under the “All-Risk” insurance carried by Landlord pursuant to Paragraph 23.C., then Landlord shall restore the damage, provided insurance proceeds are available to pay the cost of restoration and provided such restoration can be completed within one hundred twenty (120) days after the commencement of the work in the opinion of Landlord. In such event this Lease shall continue in full force and effect, except that Tenant shall be entitled to a proportionate reduction of Monthly Rent while such restoration for which Landlord is obligated hereunder takes place, such proportionate reduction to be based upon the extent to which the damage and restoration efforts interfere with Tenant’s use of the Premises.

          B. Partial Damage — Uninsured. If the Premises or the Building is damaged by a risk not covered by Landlord’s insurance, or the available proceeds of insurance are less than the cost of restoration, or if the restoration cannot be completed within one hundred twenty (120) days after the commencement of work, in the opinion of Landlord, then Landlord shall have the option either to: (i) repair or restore such damage, this Lease continuing in full force and effect, but the Monthly Rent to be proportionately abated as provided in Paragraph 25.A.; or (ii) give notice to Tenant at any time within thirty (30) days after such damage terminating this Lease as of a date to be specified in such notice, which date shall be not less than thirty (30) nor more than sixty (60) days after giving such notice. If notice of termination is given, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date specified in the notice and the Monthly Rent shall be reduced in proportion to the extent, if any, to which the damage interferes with the use of the Premises by Tenant. All insurance proceeds for the Premises shall be payable solely to Landlord, and Tenant shall have no interest in the proceeds.

          C. Total Destruction. If the Premises or the Building is totally destroyed or the Premises or Building, as the case may be, cannot be restored as required herein under applicable laws and regulations or due to the presence of hazardous factors such as earthquake faults, chemical waste and

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similar dangers, notwithstanding the availability of insurance proceeds, this Lease shall be terminated effective the date of the damage.

          D. Landlord’s Obligations. Landlord shall not be required to insure against or repair any injury or damage by fire or other cause, or to make any restoration or replacement of any paneling, decorations, partitions, railings, floor coverings, office fixtures or other items which are Alterations or Personal Property installed in the Premises by Tenant or at the direct or indirect expense of Tenant. Tenant shall be required at Tenant’s sole cost and expense, separately to insure the same and promptly to restore or replace same in the event of damage. Except for any abatement of Monthly Rent relating to the plan of restoration of damage for which Landlord is obligated to repair hereunder, Tenant shall have no claim against Landlord for any damage suffered by reason of any such damage, destruction, repair or restoration; nor shall Tenant have the right to terminate this Lease as the result of any statutory provision now or hereafter in effect pertaining to the damage and destruction of the Premises, except as expressly provided herein.

          E. Damage Near End of Term. Anything herein to the contrary notwithstanding, if the Premises or the Building is destroyed or damaged during the last twelve (12) months of the Term, then Landlord may, at its option, cancel and terminate this Lease as of the date of the occurrence of the damage. If Landlord does not elect to terminate this Lease, the repair of the damage shall be governed by the other provisions of this Paragraph 25. If this Lease is terminated, Landlord may keep all the insurance proceeds resulting from the damage, except for the proceeds which specifically insured Tenant’s Personal Property.

     26. Condemnation.

          A. Total Taking — Termination. If title to all of the Premises or so much thereof is taken or appropriated for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Premises will not, in Landlord’s and Tenant’s mutual opinion, result in the Premises being reasonably suitable for Tenant’s continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the Premises or part thereof be taken. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this Paragraph.

          B. Partial Taking. If any part of the Premises or the Building is taken and the remaining part is reasonably suitable for Tenant’s continued occupancy for the purposes and uses permitted by this Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises or Building is taken. If the Premises is so partially taken the Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant’s use and occupancy is reduced.

          C. No Apportionment of Award. No award for any partial or entire taking shall be apportioned. Tenant assigns to Landlord its interest in any award which may be made in such taking or condemnation, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the: taking of Tenant’s Personal Property, for the interruption to Tenant’s business, or its moving costs, or for the loss of its good will.

          D. Temporary Taking. No temporary taking of the Premises shall terminate this Lease or give Tenant any right to any abatement of Rent. Any award made to Tenant by reason of such temporary taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Paragraph.

     27. Assignment and Subletting.

          A. Landlord’s Consent. Tenant shall not enter into a Sublet without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Any attempted or purported Sublet without Landlord’s prior written consent shall be void and confer no rights upon any third person and, at Landlord’s election, shall terminate this Lease. Each Subtenant shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform and observe the terms, covenants and conditions of this Lease to be performed and observed by Tenant. Every Sublet shall recite that it is and

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shall be subject and subordinate to the provisions of this Lease, and that the termination of this Lease shall constitute a termination (at the option of the Landlord) of every such Sublet. Notwithstanding anything contained herein, (i) Tenant shall not be released from personal liability for the performance of any of the terms, covenants and conditions of this Lease by reason of Landlord’s consent to a Sublet unless Landlord specifically grants such release in writing, and (ii) the parties agree that it shall be reasonable for Landlord to withhold its consent to any proposed Sublet when the proposed Subtenant is an occupant of the Property or is a third party which is already involved in negotiations with Landlord to lease space in the Project.

          B. Information to be Furnished. If Tenant desires at any time to Sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed Subtenant; (ii) the nature of the proposed Subtenant’s business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublet and a copy of the proposed Sublet form containing a description of the subject premises; and (iv) such financial information, including financial statements, as Landlord may reasonably request concerning the proposed Subtenant. If Tenant requests Landlord’s consent to a proposed Sublet, Tenant shall pay to Landlord, whether or not consent is ultimately given, Landlord’s reasonable attorneys’ fees incurred in connection with such request.

          C. Landlord’s Alternatives. At any time within thirty (30) days after Landlord’s receipt of all the information specified in Paragraph 27.B., Landlord may, by written notice to Tenant, elect: (i) to lease for its own account the Premises or the portion thereof so proposed to be Sublet by Tenant, upon the same terms as those offered to the proposed Subtenant but on a form acceptable to Landlord; (ii) to terminate this Lease as it relates to the Premises or the portion thereof so proposed to be Sublet by Tenant as of the later of (x) the proposed effective date of such Sublet or (y) thirty (30) days after the date Landlord is in receipt of the information specified in Paragraph 27.B.; (iii) to consent to the Sublet by Tenant; or (iv) to refuse its consent to the Sublet.

     If Landlord consents to the Sublet, Tenant may thereafter enter a valid Sublet of the Premises or portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord pursuant to Paragraph 27.B., subject, however, to the condition that any excess of the Subrent over the Rent required to be paid by Tenant hereunder shall be split evenly between Landlord and Tenant as and when received by Tenant.

          D. Proration. If a portion of the Premises is Sublet, the pro rata share of the Rent attributable to such partial area of the Premises shall be determined by Landlord by dividing the Rent payable by Tenant hereunder by the total square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are Sublet.

          E. Executed Counterpart. No Sublet shall be valid nor shall any Subtenant take possession of the Premises until an executed counterpart of the Sublet agreement has been delivered to Landlord.

          F. Surrender of Lease. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing Sublets, or may, at the option of Landlord, operate as an assignment to it of any or all such Sublets.

          G. No Mortgages. Tenant shall not pledge, hypothecate or encumber this Lease or Tenant’s interest herein or in the Premises in any manner, including without limitation, by means of any mortgage, deed of trust, security interest or assignment for security purposes, and any such attempted pledge, hypothecation or encumbrance shall be void and constitute a default under this Lease.

          H. Effect of Default. Notwithstanding any provision of this Paragraph 27 to the contrary, in the event of the occurrence of any uncured default by Tenant in the performance of any term or condition of this Lease, any right of Tenant at such time to seek to Sublet this Lease pursuant to this Paragraph 27 and any obligations of Landlord to review any proposed Sublet or exercise its rights under Paragraph 27.C above shall be suspended, and any applicable period for review or action by Landlord shall be tolled, until such default is cured of no force or effect.

          I. Permitted Transfers. Notwithstanding anything to the contrary contained in this Lease, Tenant, without Landlord’s prior written consent, may sublet the Premises or assign this

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Lease to: (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization or government action; or (iii) a purchaser of substantially all of Tenant’s assets located at the Premises (collectively “Permitted Transferees”); provided Tenant enters into such a transaction in good faith and not for the purpose of indirectly entering into a sublet or assignment of this Lease with a person or entity other than a Permitted Transferee through a step transaction or otherwise. For purposes of this Lease, a sale of Tenant’s capital stock through any public exchange shall not be deemed an assignment, subletting or other transfer of this Lease or the Premises requiring Landlord’s consent. Tenant shall not be required to obtain Landlord’s consent thereof, nor shall provisions of (ii) or (iv) of Paragraph 27.C hereof apply (but all other provisions of said Paragraph, including the second full grammatical paragraph thereof, shall apply); in no event shall such assignment or sublease release Tenant from any liability for the performance of the obligations under this Lease, unless Landlord shall have released Tenant in writing. Further, the requirements contained in the third and fourth sentences of Paragraph 27.A shall apply to all such transfers.

     28. Default.

          A. Tenant’s Default. A default under this Lease by Tenant shall exist if any of the following events shall occur:

               (i) If Tenant fails to pay Rent or any other sum required to be paid hereunder within five (5) days after the date when the same is due; or

               (ii) If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure such breach within twenty (20) days after written notice from Landlord; provided, however, that when such failure could not reasonably be cured within the twenty (20) day period, then Tenant shall not be in default if Tenant promptly commences the performance of such cure within the twenty (20) day period and diligently thereafter prosecutes the same to completion; or

               (iii) If Tenant shall have failed to continuously and uninterruptedly conduct its business in the Premises, or shall have abandoned or vacated the Premise; or

               (iv) In the event of a general assignment by Tenant for the benefit of creditors; the filing of any voluntary petition in bankruptcy by Tenant or the filing of an involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for thirty (30) days; the employment of a receiver to take possession of substantially all of Tenant’s assets or any part of the Premises, if such receivership remains undissolved for ten business days after creation thereof; the attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or any part of the Premises, if such attachment or other seizure remains undismissed or undischarged for ten business days after the levy thereof; the admission by Tenant in writing of its inability to pay its debts as they become due; the filing by Tenant of a petition seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation; the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding; or, if within thirty (30) days after the commencement of any proceeding against Tenant seeking any reorganization or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

          B. Remedies. Upon a default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

               (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant’s account, provided that any rent in excess of the Monthly Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker’s commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the

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remaining Term of this Lease. No act by Landlord other than giving written notice to Tenant shall terminate this Lease.

               (ii) Landlord may by written notice terminate Tenant’s right to possession of the Premises at any time and relet the Premises or any part thereof. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord has the right to remove all Tenant’s Personal Property and store same at Tenant’s cost and to recover from Tenant:

          (a) the worth at the time of award of the unpaid Rent which had been earned at the time of termination including interest at the Interest Rate;

          (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided, including interest at the Interest Rate;

          (c) the worth at the time of award of the amount by which unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided, discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%);

          (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including without limitation the following: (i) all expenses for repairing or restoring the Premises, (ii) all brokers’ fees, advertising costs and other expenses of repairing or restoring the Premises, (iii) all expenses in retaking possession of the Premises, and (iv) reasonable attorneys’ fees, expert witness fees and court costs; and

          (e) as used in subparagraphs (a) through (c) above, the term “time of award” shall mean the date of entry of a judgment or award against Tenant in an action or proceeding arising out of Tenant’s breach of this Lease.

     Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

               (iii) Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

          C. Landlord’s Default. Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within twenty (20) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord’s obligation is such that more than twenty (20) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such twenty (20) day period and thereafter diligently prosecute the same to completion.

     29. Subordination. This Lease is and shall automatically be subject and subordinate to all ground and underlying leases, mortgages, and deeds of trust (collectively, “Encumbrance”) which may now or hereafter affect the Premises, to the CC&R’s and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the holder or holders of any such Encumbrance (“Holder”) shall require that this Lease be prior and superior thereto, then upon written notice from Holder to Tenant this Lease shall be automatically prior and superior to the lien of such Encumbrance without regard to the sequence of recordation. Within ten (10) days after Landlord or Holder’s written request, Tenant shall execute any and all documents requested by Landlord or Holder to further effectuate and evidence such subordination of this Lease to any lien of the Encumbrance or to evidence the Holder’s election that this Lease be prior and senior to the Encumbrance. Notwithstanding anything to the contrary set forth in this Paragraph, Tenant hereby attorns and agrees to attorn to the

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Holder and any person purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance, which obligation to attorn shall survive any foreclosure of any Encumbrance; and Tenant agrees within ten (10) days of request of Holder or any such other person to execute an attornment agreement recognizing Holder or such other person as Landlord under this Lease and acknowledging that this Lease is and shall remain in full force and effect and binding upon Tenant notwithstanding any foreclosure of such Encumbrance.

     30. Notices. Every notice to be given by any party to any other party with respect hereto, shall be in writing and shall not be effective for any purpose unless the same shall be delivered to the addressee personally, by a reputable express delivery service, a recognized overnight air courier service, or United States certified mail, return receipt requested, addressed to the respective parties at the addresses set forth at C.11. of the Information Sheet, or to such other address as either party may from time to time designate by notice to the other given in accordance with this Paragraph. All notices shall be effective (i) when delivered locally by hand or by a reputable express delivery service (ii) one business day after deposit with a recognized overnight air courier service or (iii) five business days after having been sent by certified mail, return receipt requested.

     31. Attorneys’ Fees. In the event Landlord engages an attorney to pursue the recovery of any Rent owed by Tenant hereunder (whether or not any action or legal proceeding is ultimately filed) or if either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover Rent or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys’ fees and costs, including expert witness fees (and without regard to whether or not such action or proceedings are pursued to judgment).

     32. Estoppel Certificates. Tenant shall within ten (10) days following written request by Landlord:

               (i) Execute and deliver to Landlord any documents, including estoppel certificates, in the form prepared by Landlord (a) certifying the date of commencement of this Lease, (b) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (c) stating the dates to which Rent and any other amounts payable hereunder have been paid and the amount of any unforfeited security deposit then held by Landlord, and (d) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such uncured defaults, (e) acknowledging that Tenant does not have any claim or right of offset against Landlord (or if Tenant does have any such claim or right of offset, the nature of such claim or right of offset), and (f) setting forth such other matters as may reasonably be requested by Landlord. Tenant’s failure to deliver an estoppel certificate within ten (10) days after delivery of Landlord’s written request therefor shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are now no uncured defaults in Landlord’s performance and (c) that no Rent has been paid in advance and no security deposit is held by Landlord, (d) that Tenant has no claims or rights of offset against Landlord and (e) that such other matters as were set forth in such estoppel certificate as prepared by Landlord are true and correct; provided, further, that such failure shall constitute a breach of this Lease and Landlord’s remedies shall be as specified in Paragraph 28.B.

               (ii) Deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

     33. Transfer of the Project by Landlord. In the event of any conveyance of the Project or the Building and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring or accruing after the date of the conveyance and assignment, and Tenant agrees to attorn to such transferee.

     34. Landlord’s Right to Perform Tenant’s Covenants. If Tenant fails to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord after

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fifteen (15) days’ written notice may, but shall not be obligated to, and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant on the next day after any such payment by Landlord, together with interest thereon at the Interest Rate from such date to the date of payment by Tenant to Landlord, plus collection costs and attorneys’ fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

     35. Tenant’s Remedy. The obligations of Landlord under this Lease do not and shall not constitute personal obligations of Landlord or any of Landlord’s Agents, and Tenant agrees that it shall look solely to the real estate that is the subject of this Lease and to no other assets of Landlord or Landlord’s Agents for satisfaction of any liability that may now or hereafter arise in respect of this Lease and will not seek recourse against Landlord or Landlord’s Agents or any of their personal assets for such satisfaction.

     36. Mortgagee Protection. If Landlord defaults under this Lease, Tenant shall, if earlier requested by Landlord or any lender with respect to the Project, notify by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

     37. Brokers. Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for the broker(s) specified at C.10. of the Information Sheet, and that it knows of no real estate broker or agent who is or might be entitled to a commission in connection with this Lease. Tenant agrees to defend, indemnify and hold Landlord and Landlord’s Agents free and harmless from and against any and all liabilities or expenses, including attorneys’ fees and costs, arising out of or in connection with claims made by any broker or individual for commissions or fees resulting from Tenant’s execution of this Lease.

     38. Acceptance. Delivery of this Lease, duly executed by Tenant, constitutes an offer to lease the Premises, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant.

     39. Recording. Neither party shall record this Lease nor a short form memorandum thereof.

     40. Modifications for Lender. If, in connection with obtaining financing for the Project, or any portion thereof, Landlord’s lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant’s rights hereunder.

     41. Parking. Tenant shall have the right to park in the Project’s parking facilities in common with other tenants of the Building upon terms and conditions, as may from time to time be established by Landlord and in accordance with any parking control or monitoring devices from time to time installed or implemented by Landlord. Tenant shall not overburden the parking facilities and shall not use more than one (1) parking space per three hundred thirty-three (333) rentable square feet of the Premises. Tenant also agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right, in its discretion, to allocate and assign parking spaces among Tenant and the other tenants or to restrict the use of certain parking spaces for certain tenants and to install or otherwise implement parking control or monitoring devices for the parking facilities. In the event that parking control or monitoring devices for the parking facilities are installed, Landlord reserves the right to charge a reasonable fee for use of the parking facilities. Tenant shall establish and maintain during the Term hereof a program to encourage maximum use of public transportation by personnel of Tenant employed on the Premises, including without limitation, the distribution to such employees of written materials explaining the convenience and availability of public transportation facilities adjacent or proximate to the Building, staggering working hours of employees, and encouraging use of such facilities, all at Tenant’s sole reasonable cost and expense. Tenant agrees to comply with any lawful regulation or ordinance of the City of San Jose or the County of Santa Clara respecting transportation management in those jurisdictions, related to the conduct of Tenant’s business within the Premises.

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     42. Use of “San Jose Gateway” Prohibited. Tenant shall not employ the term “San Jose Gateway” in the name or title of its business or occupation without Landlord’s prior written consent.

     43. Interest. Any rent or other amount not paid by Tenant to Landlord when due hereunder shall bear interest at the lesser of (i) the rate of twelve percent (12%) per annum or (ii) the maximum rate permitted by applicable law (with such rate of interest sometimes referred to herein as the “Interest Rate”) from the date due until paid.

     44. Quitclaim. Upon any termination of this Lease, Tenant, at Landlord’s request, shall execute, have acknowledged and deliver to Landlord a quitclaim deed for all Tenant’s interest in the Project.

     45. Relocation. Landlord shall have the right, upon ninety (90) days’ prior written notice to Tenant, at any time and from time to time during the Term, to relocate Tenant from the Premises to any other premises (“Relocation Premises”) in the Project provided that the total rentable square footage of the Relocation Premises is reasonably comparable, as determined in Landlord’s sole discretion, to the total rentable square footage of the Premises. If, as a result of any such relocation, the total rentable square footage of Tenant’s premises is reduced, there shall be an appropriate adjustment in monthly Base Rent and an appropriate concomitant adjustment in Tenant’s Property Percentage. Landlord shall also provide tenant improvements in the Relocation Premises which are comparable to the then existing tenant improvements in the Premises. Except as provided in this Paragraph 45, none of the other terms of this Lease shall change in the event of any relocation of Tenant made pursuant to this Paragraph 45. Following any such relocation, the term “Premises” as used in this Lease shall mean the Relocation Premises. Any relocation will be at Landlord’s sole cost.

     46. General.

          A. Captions. The captions and headings used in this Lease are for the purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

          B. Executed Copy. Any fully executed copy of this Lease shall be deemed an original for all purposes.

          C. Time. Time is of the essence for the performance and observance of each term, covenant and condition of this Lease.

          D. Severability. If one or more of the provisions contained herein, except for the payment of Rent, is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

          E. Choice of Law. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

          F. Interpretation. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The term “including” shall be deemed to mean “including, but not by way of limitation” and the term “or” has the inclusive meaning represented by the term “and/or.”

          G. Effect of Remeasurement. The total rentable square feet of the Premises and of the Building is subject to remeasurement, at Landlord’s discretion, by an architect selected by Landlord using the standard of the Building Owners and Managers Association ANSI/BOMA-Z65.1-1996 or such other standard as then in effect and generally used by the Building Owners and Managers Association for such purposes. In the event the actual square footage for the Premises and/or the Building as determined by a remeasurement by Landlord differs from the square footage set forth in this Lease, there shall be an appropriate adjustment in monthly Base Rent and an appropriate concomitant adjustment in Tenant’s Property Percentage based on the square footage as determined by the remeasurement.

          H. Binding Effect. The covenants and agreement contained in this Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.

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          I. Waiver. The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, covenant or condition of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No term, covenant or condition of this Lease shall be deemed to have been waived by Landlord unless the waiver is in writing signed by Landlord.

          J. Entire Agreement. This Lease, including the Information Sheet, is the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

          K. Authority. If Tenant is a corporation or a partnership, each individual executing this Lease on behalf of the corporation or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon the entity in accordance with its terms. Landlord, at its option, may require a copy of such written authorization to enter this Lease. The failure of Tenant to deliver the same to Landlord within fifteen (15) days of Landlord’s request therefor shall be deemed a default under this Lease.

          L. Exhibits. All exhibits, amendments, riders and addenda attached hereto are hereby incorporated herein and made a part hereof.

          M. Counterparts. This Lease may be executed in counterparts, each of which shall be an original, but all counterparts shall constitute one (1) instrument.

     THIS LEASE, executed as of the date(s) set forth below, is effective as of the Effective Date set forth in B. of the Information Sheet.

Dated , 2004	TENANT:

Spatializer Audio Laboratories, Inc. a Delaware corporation

By:

Its:

Dated , 2004	LANDLORD:

C.M. STRATPLAN, INC., a California corporation

By:

Its:

By:

Its:

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EXHIBIT A

[to be attached when available]

1

EXHIBIT B

Legal Description:

The Property is located in the City of San Jose, County of Santa Clara, State of California:

All of Parcel C, as shown upon that certain Map entitled, “Parcel Map Being a Portion of Pueblo Tract No. 1”, which Map was filed for record in the office of the Recorder of the County of Santa Clara, State of California, on April 28, 1972 in Book 300 of Maps, at page 19.

1

EXHIBIT C

TENANT IMPROVEMENTS

1.	Landlord shall furnish and install within the Premises the tenant improvements described in the Space Plans attached hereto as EXHIBIT C-1 (“Tenant Improvements”) in accordance with the working drawings (“Working Drawings”) approved as provided in Section 3 below. Any additional work (“Tenant Extra Improvements”) requested by Tenant shall be subject to Landlord’s approval, and if approved shall be at Tenant’s expense.

2.	Tenant shall bear all costs of Tenant Extra Improvements. Any modifications requested by Tenant to Tenant Improvements shall constitute Tenant Extra Improvements as used herein.

3.	Landlord and Tenant will supply the information necessary for construction of Tenant Improvements pursuant to the following schedule:

A.	Tenant hereby approves the Space Plan (attached hereto as EXHIBIT C-1);

B.	Tenant shall sign off on approved finishes, built-in furniture plans, mechanical and electrical information and any then approved Tenant Extra Improvements prior to October 1, 2004;

C.	Tenant shall sign off on the Working Drawings for the Tenant Improvements and any approved Tenant Extra Improvements and the estimated cost thereof within two (2) days of receipt;

D.	Landlord shall exercise due diligence to cause the Tenant Improvements and any Tenant Extra Improvements approved by Landlord and Tenant in accordance with the terms hereof to be substantially completed on or before the Early Occupancy Date, which is November 15, 2004, provided that Tenant has not made changes in the scope of work or Working Drawings and has not requested special materials not available when needed for construction in accordance with the schedule. Any delays occasioned by the same or any delays occasioned by the construction of any Tenant Extra Improvements shall be deemed delays attributable to Tenant, and the provisions in Paragraph 4.D. of the Lease shall apply to such instances.

4.	If any changes are made by agreement of Landlord and Tenant in the Space Plan presently attached as EXHIBIT C-1, the revised Space Plan shall replace the present Space Plan.

5.	Landlord and Tenant shall diligently pursue the preparation of all Working Drawings for the Tenant Improvements and any approved Tenant Extra Improvements.

6.	After receipt and approval of the Working Drawings, Landlord shall cause the Tenant Improvements and any approved Tenant Extra Improvements to be constructed substantially in accordance with the Working Drawings, subject to any changes that may be required by any approving authority to comply with applicable law or relevant site conditions. In no event shall Landlord be required to install any Tenant Improvements or Tenant Extra Improvements which do not conform to the plans and specifications for the Project, or do not conform to any applicable regulations, laws, ordinances, codes and rules. Tenant shall not unreasonably withhold its approval of any changes to the Working Drawings required in order to obtain the necessary governmental approvals and permits.

7.	Tenant shall pay Landlord within ten (10) days of receipt any invoice for expenses related to making any Tenant Extra Improvements.

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EXHIBIT C-1

APPROVED PLANS AND SPECIFICATIONS

[to be attached when available]

1

EXHIBIT D

COMMENCEMENT DATE MEMORANDUM

LANDLORD:
C.M Stratplan, Inc.
a California corporation

TENANT:	Spatializer Audio Laboratories, Inc.
A Delaware corporation

LEASE DATE:	September 14, 2004

PREMISES:
2025 Gateway Place
Suite 365
San Jose, California 95110

Pursuant to Paragraph 4.C. of the above-referenced Lease, the Commencement Date is hereby established as      , 200_

LANDLORD:

C.M. STRATPLAN, INC., a California corporation

By:

Its:

By:

Its:

TENANT:

Spatializer Audio Laboratories, Inc. a Delaware corporation

By:

Its:

1

EXHIBIT E

RULES AND REGULATIONS

1.	No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or the inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord.

2.	The directory of the Building will be provided exclusively for the display of the name and location of tenants, and Landlord reserves the right to exclude any other names therefrom. Tenant shall pay Landlord’s standard charge for Tenant’s listing thereon and for any changes by Tenant.

3.	Except as consented to in writing by Landlord or in accordance with Building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

4.	Tenant shall not obstruct any sidewalks, halls, lobbies, passages, exits, entrances, elevators or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building or make any roof or terrace penetrations. Tenant shall not allow anything to be placed on the outside terraces or balconies without the prior written consent of Landlord.

5.	Tenant shall not have any right to enter into any telephone closet or room located in the Building, including, without limitation, any telephone closet or room serving the Premises, even if located within the Premises, except upon the prior written consent of Landlord. Tenant shall have no right to make any alterations to interbuilding network cabling.

6.	All cleaning and janitorial services for the Building shall be provided exclusively through Landlord, and, except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or person.

7.	Landlord will furnish Tenant, free of charge, with two keys to Tenant’s suite entrance. Landlord may make a reasonable charge for any additional keys and for having any locks changed. Tenant shall not make or have made additional keys without Landlord’s prior written consent, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises without Landlord’s prior written consent. Tenant shall deliver to Landlord, upon the termination of its tenancy, the keys to all locks for doors on the Premises, and in the event of loss of any keys furnished by Landlord, shall pay Landlord therefor.

8.	If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord’s instructions for their installation.

9.	The elevators shall be available for use by all tenants in the Building, subject to reasonable scheduling as Landlord in its discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between the hours, and in the manner and in the elevators as may be designated by Landlord.

10.	Tenant shall not place a load upon any floor of the Premises which exceeds the maximum load per square foot which the floor was designed to carry and which is allowed by law. Tenant’s business machines and mechanical equipment which cause noise or vibration which may be transmitted to the structure of the Building or to any space therein, and which is objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration.

11.	Tenant shall not use or keep on the Premises any toxic or hazardous materials or any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit

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to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations. No animal, except seeing eye dogs when in the company of their master, may be brought into or kept in the Building.

12.	Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord, unless Tenant receives the prior written consent of Landlord.

13.	Tenant shall cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice. Tenant shall refrain from attempting to adjust controls other than room thermostats installed for Tenant’s use. Tenant shall keep corridor doors and sliding glass doors closed, and shall close window coverings at the end of each business day.

14.	Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

15.	Landlord reserves the right to exclude any person from the Building between the hours of 6 p.m. and 7 a.m. the following day, or any other hours as may be established from time to time by Landlord, and on Saturdays, Sundays and legal holidays, unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of those persons. Landlord shall not be liable for damages for any error in admitting or excluding any person from the Building. Landlord reserves the right to prevent access to the Building by closing the doors or by other appropriate action in case of invasion, mob, riot, public excitement or other commotion.

16.	Tenant shall close and lock the doors of its Premises, shut off all water faucets or other water apparatus and turn off all lights and other equipment which is not required to be continuously run. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or Landlord for noncompliance with this Rule.

17.	The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be placed therein. The expense of any breakage, stoppage or damage resulting from any violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

18.	Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

19.	Tenant shall not cut or bore holes for wires in the partitions, woodwork or plaster of the Premises. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair, or be responsible for the cost of repair of any damage resulting from noncompliance with this Rule.

20.	Tenant shall not install, maintain or operate upon the Premises any vending machine without the prior written consent of Landlord.

21.	Canvassing, soliciting and distributing handbills or any other written material and peddling in the Building are prohibited, and each tenant shall cooperate to prevent these activities.

22.	Landlord reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

23.	Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal within the Building. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

24.	Use by Tenant of Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages and microwaving food shall be permitted, provided that the equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

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25.	Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant, except as Tenant’s address, without the written consent of Landlord.

26.	Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency. Tenant shall be responsible for any increased insurance premiums attributable to Tenant’s use of the Premises, Building or Property.

27.	Tenant assumes any and all responsibility for protecting its Premises from theft and robbery, which responsibility includes keeping doors locked and other means of entry to the Premises closed.

28.	Tenant shall not use the Premises, or suffer or permit anything to be done on, in or about the Premises, which may result in an increase to Landlord in the cost of insurance maintained by Landlord on the Project.

29.	Tenant’s requests for assistance will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

30.	Tenant shall comply with all parking monitoring controls or devices from time to time installed or otherwise implemented by Landlord. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building or other reserved parking spaces. Tenant shall not leave vehicles in the Building parking areas overnight without the prior written consent of Landlord’s manager for the Property, nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Tenant, its agents, employees and invitees shall not park any one (1) vehicle in more than one (1) parking space.

31.	The scheduling and manner of all Tenant move-ins and move-outs shall be subject to the discretion and approval of Landlord, and move-ins and move-outs shall take place only after 6 p.m. on weekdays, on weekends or at other times as Landlord may designate. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant, and Tenant shall cause the movers to use only the entry doors and elevators designated by Landlord. If Tenant’s movers damage the elevator or any other part of the Property, Tenant shall pay to Landlord the amounts required to repair the damage.

32.	Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing the Rules and Regulations against any or all of the tenants of the Building.

33.	These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

34.	Landlord reserves the right to make other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

35.	Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

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EXHIBIT F

UTILITIES AND SERVICES

     The standards set forth below for Utilities and Services are in effect. Landlord reserves the right to adopt nondiscriminatory modifications and additions hereto, which do not materially affect Tenant’s rights. Landlord shall give notice to Tenant, in accordance with provisions of the Lease, of material modification and additions.

     1. Provision by Landlord. As long as Tenant is not in default under any of the terms of this Lease, Landlord shall:

          a. Elevator. Provide unattended automatic elevator facilities Monday through Friday, except holidays, from 7:00 a.m. to 6:00 p.m., and have at least one elevator available at all other times.

          b. Ventilation. Ventilate the Premises and furnish air-conditioning or heating Monday through Friday, except holidays, from 7:00 a.m. to 6:00 p.m. (and at other times for the additional charges described in Paragraph 2) to the extent required for the comfortable occupancy of the Premises, subject to governmental regulation. The air-conditioning system achieves maximum cooling when the window coverings and sliding glass doors are closed. Landlord shall not be responsible for room temperatures if Tenant does not keep all sliding glass doors in the Premises closed whenever the system is in operation. Tenant shall cooperate to the best of its ability at all times with Landlord and shall abide by all reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air-conditioning system. Tenant shall not connect any apparatus, device, conduit or pipe to the Building’s chilled and hot water air-conditioning supply lines. Tenant and Tenant’ servants, employees, agents, visitors, licensees or contractors shall not enter at any time the mechanical installations or facilities of the Building, or adjust, tamper with, touch or otherwise in any manner affect the installations or facilities. If any installation of partitions, equipment or fixtures by Tenant necessitates the rebalancing of the climate control equipment in the Premises, the rebalancing shall be performed by Landlord at Tenant’s expense.

          c. Electricity. Subject to government regulations (including, without limitation, applicable energy conservation requirements existing or enacted under any governmental regulation) and the provisions of Paragraph 2, furnish to the Premises electric current as required by the Building standard office lighting and fractional horsepower office business machines in the amount of approximately two and one-half (2.5) watts per square foot. If Tenant’s electrical installation or electrical consumption is in excess of the quantity described above, or extends beyond normal business hours, Tenant shall reimburse Landlord monthly for the measured consumption. Tenant shall not connect any apparatus or device with wires, conduits or pipes, or other means by which the services are supplied, for the purpose of using additional or unusual amounts of the services without the prior written consent of Landlord. At all times Tenant’s use of electric current shall not exceed the capacity of the feeders to the Building or the risers or wiring installation, except as provided in working drawings approved by Landlord.

          d. Water. Make water available in public areas for drinking and lavatory purposes only.

          e. Janitorial Service. Provide building standard janitorial service to the Premises, provided the Premises are used exclusively as offices, and are kept reasonably in order by Tenant. Tenant shall pay to Landlord any cost incurred by Landlord for janitorial services in excess of those generally provided for other tenants in the Building. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish.

     2. Additional Charges. Landlord may impose a reasonable charge for any utilities and services, including air-conditioning, electric current, water and janitorial service, required to be provided by Landlord by reason of (i) any use of the Premises at any time other than between the hours of 7:00 a.m. and 6:00 p.m. Monday through Friday, except holidays; (ii) any use beyond what Landlord agrees to furnish as described above; or (iii) special electrical, cooling and ventilating needs created in certain areas by hybrid telephone equipment, computers and other similar equipment or uses.

     3. Rules and Regulations. Tenant agrees to cooperate at all times with Landlord and to abide by all reasonable regulations and requirements which Landlord may prescribe for the use of the utilities and services. Any failure to pay any excess costs as described above with the next installment of Rent due after receipt of a statement for such services shall constitute a breach of the obligation to pay Rent under this Lease and shall entitle Landlord to the rights granted in this Lease for a breach.

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     4. Stopping of Service. Landlord reserves the right to stop services of the elevator, plumbing, ventilation, air-conditioning and electric systems when necessary by reason of accident or emergency, or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until the repairs, alterations or improvements have been completed. Landlord shall have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilating, air-conditioning or electric service when prevented by strike or accident or by any cause beyond Landlord’s reasonable control, or by laws, rules, orders, ordinances, directions, regulations or requirements of any federal, state, county or municipal authority or failure of gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord’s part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever beyond Landlord’s reasonable control.

     5. Notice. To the extent practical, Landlord shall attempt to give Tenant notice of proposed shutdowns of services.

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